Letter to Shareholders | Q2 2024 1 Q2 2024 LETTER TO SHAREHOLDERS

Letter to Shareholders | Q2 2024 2 (1) Excluding reserve releases, Q2’22 HHIP gross loss ratio would have been 130% KEY HIGHLIGHTS FROM Q2 Continued Top-line Growth; Favorable Mix-Shift • Revenue up 88% YoY to $90 million; premium retention more in-line with risk-retention • Consolidated TGP up 20% YoY, with Services and Insurance-as-a-Service (“IaaS”) representing 83% of TGP • Services and IaaS driving TGP growth, up 38% and 23% YoY, respectively in Q2 Substantial HHIP Loss Ratio Improvement • HHIP Q2 gross loss ratio improved 94pp YoY to 84% • Q2 gross PCS loss ratio improved 96pp YoY; higher deductibles and reduced exposure to severe weather • Q2 gross non-PCS loss ratio increased 2pp YoY, but excluding reserve development, improved 3pp YoY • HHIP Net Loss Ratio improved 475pp YoY to 113% Generating Substantial Operating Leverage • Sales & Marketing, Technology & Development, and General & Administrative expense collectively declined from 120% of revenue a year ago to 46% in Q2; this represented a reduction of $16 million YoY, or 28% • Tech driven efficiencies: Agent productivity (+60% YoY), Conversion rate (+17% YoY), Cross-sell (+23% YoY) Net Loss and Adjusted EBITDA continuing to improve • Q2 Net loss attributable to Hippo down 62% YoY to $41 million • Q2 Adjusted EBITDA loss down 72% YoY to $25 million Financial Strength • Cash and investments, excluding restricted cash, of $491 million • Spinnaker surplus of $202 million, up from $173 million a year ago Revenue +88% YoY HHIP Gross Loss Ratio -94pp YoY Adjusted EBITDA (Loss) -72% YoY $204M $318M $380M Q2'22 Q2'23 Q2'24 $29M $48M $90M Q2'22 Q2'23 Q2'24 Total Generated Premium (“TGP”) +20% YoY 95%1 178% 84% Q2'22 Q2'23 Q2'24 -$56 -$88 -$25 Q2'22 Q2'23 Q2'24

Letter to Shareholders | Q2 2024 3 Q2’24: BUILDING MOMENTUM Dear Shareholders, We have added to the momentum we created over the past year and delivered an improved second quarter of 2024. Our plan to reduce the volatility in our homeowners program passed its first meaningful test, as we delivered a substantial year over year reduction in catastrophic losses despite the broader industry suffering another quarter of elevated severe weather. Beyond this, we continued to leverage our proprietary technology to further improve the efficiency of our operations, resulting in increased customer lifetime value and lower customer acquisition cost. In parallel with these efforts, we delivered another quarter of strong top-line growth and doubled down on our New Homes channel, where we are improving access to insurance for customers purchasing new homes from some of the country’s largest home builders. The second quarter presented the best opportunity yet for Hippo to showcase the benefits from the work we have been doing to reduce our business’s exposure to wind and hail events. Compared to the second quarter of last year and excluding the positive benefits from favorable reserve development, we improved our PCS CAT weather loss ratio by 83 percentage points and reduced our weather-related loss dollars by 73%. This improvement was enabled by our technology, which has been fundamental to our team’s ability to plan and rapidly execute the needed changes to our program. The impact of these changes will continue to earn through our results over the next 3 quarters. We believe we are fast approaching a time when losses from severe convective storms will no longer be the primary driver of our bottom-line financial results. In my last letter, I talked about the role our Agency plays in finding a policy for every customer, whether or not we are the carrier. The ability to place customers with other carriers as an agency has allowed us to maintain high retention rates and to drive continued Total Generated Premium (“TGP”) growth while focusing on managing our exposure to high CAT geographies. Our Agency also significantly contributes to improved customer satisfaction and our premium growth through personalized cross-selling opportunities of complementary products offered by other carriers like earthquake, flood, auto, umbrella and more.

Letter to Shareholders | Q2 2024 4 Beyond the benefits to our customers, there are also significant benefits to our productivity and cost structure. In the second quarter, we realized a 60% year over year increase in agent productivity, a 17% year over year increase in our lead conversion rate, and a 23% year over year increase in our cross-sell rate, allowing us to grow our top line while driving additional operating leverage. All the efforts we have focused on this past year are now bearing fruit. Our business now has inherently less exposure to wind and hail, is growing more quickly because we are better meeting our customers’ needs, and is operating in a more efficient and cost-effective manner. We remain confident that we can achieve our long-stated goal of positive adjusted EBITDA by the end of this year. I could not be prouder of what our team has accomplished this past quarter and look forward to sharing more of the benefits of their work with you in future quarters. Sincerely, Richard McCathron President & CEO

Letter to Shareholders | Q2 2024 5 Q2’24 RESULTS Q2’24 Highlights Q2’24 FINACIALS: KPIS, SEGMENT INFORMATION, AND NON-GAAP FINANCIALS The second quarter of 2024 was a critical inflection point for Hippo. Not only did we extend our track record of consistent year over year improvement in our core metrics, we also cleared what was arguably our biggest hurdle to achieving the bottom-line guidance we issued at the beginning of the year: seasonal weather exposure associated with wind and hail in the Midwest.

Letter to Shareholders | Q2 2024 6 Total Generated Premium (“TGP”) In Q2, TGP grew 20% year over year to $380 million, driven by continued strength in our Services and IaaS segments. Growth in placements of policies for customers with third-party carriers led to a 38% increase in our Services TGP, and growth of existing programs helped our IaaS TGP to grow by 23%, bringing the collective premium from these two segments to 83% of our total TGP, up from 73% a year ago. This growth more than offset the 27% year over year reduction in TGP from our HHIP segment, the result of managing our exposure to high-CAT geographies. As we look to the second half of the year, we expect year over year TGP growth to accelerate relative to the levels achieved in Q1 and Q2 as we complete the CAT exposure management at HHIP and the growth in our new homes channel is no longer offset by reductions in other areas of our portfolio.

Letter to Shareholders | Q2 2024 7 Revenue Revenue growth in Q2 again outpaced TGP growth, increasing 88% year over year to $90 million, up from $48 million in Q2 2023. Much like last quarter, the higher retention of TGP at HHIP and the volume increases at the IaaS and Services segments were the primary drivers of the growth. As we have discussed previously, our increasing confidence in both the magnitude and the predictability of our loss ratio has enabled us to retain a greater share of the premium we write on our own balance sheet. As a result of this higher premium retention, Net Earned Premium as a percentage of Gross Earned Premium in our HHIP business rose to 64% in Q2, up from 14% a year ago. IaaS revenue growth was driven mostly by the premium growth from existing programs, augmented by slightly higher risk-retention with some of the programs. In our Services segment, revenue grew slower than TGP due to the continued mix-shift from our Agency, where we earn commissions on a gross basis, to our First Connect platform, where we take a percentage of the gross commissions paid by carriers to our agency customers and recognize revenue on a net basis. As we look to the second half of this year, we expect revenue to continue to grow faster than TGP, as we complete the transition from our old, quota-share reinsurance structure to our current XOL structure and benefit from the ability to retain more of the written premium for Hippo.

Letter to Shareholders | Q2 2024 8 Loss and Loss Adjustment Expense Our Q2 loss ratio results for HHIP were a significant win for the business. Despite a difficult weather quarter for the homeowners insurance industry and slightly higher than expected losses from wind and hail, we demonstrated the effectiveness of the measures we have been taking to manage our exposure to these perils. Because of these actions, and excluding the benefits of favorable prior year development, we saw our HHIP PCS loss ratio improve by 83 percentage points year over year to 39%. On a gross basis this represented approximately $30 million of PCS losses in the quarter, up $12 million from Q1 this year, but down $80 million from Q2 of last year. By this time next year when the underwriting changes have had a chance to work their way through our full portfolio, severe convective storms should be a less significant driver of our bottom-line financial results. Looking ahead to the second half of 2024, we expect PCS CAT weather losses of HHIP to decline significantly off their seasonal peak in Q2, which is consistent with the guidance we shared earlier this year. Beyond the weather, we also saw continued improvement in our HHIP non-PCS loss ratio. Excluding the benefits of favorable prior year development, this ratio improved by 3 percentage points year over year to 60%, despite temporary, mix-shift driven pressure on this number due to the reduction of policies in high-CAT geographies, which because a greater portion of their premium is for expected CAT losses, have a lower non-weather loss ratio. As we complete the high-CAT exposure reductions in the second half of the year, we expect the benefits from rate action in prior quarters to become more dominant and to drive a material improvement in this metric.

Letter to Shareholders | Q2 2024 9 The combination of year over year improvements in both weather and non-weather loss ratios drove a substantial improvement in our total HHIP gross loss ratio, which improved by 86 percentage points to 99%, from 185% in Q2 of last year. This portfolio-level improvement, combined with the improvements to our reinsurance structure drove an even larger improvement in our HHIP net loss ratio, which came in at 113% during the quarter, an improvement of 475 percentage points versus Q2 of last year.

Letter to Shareholders | Q2 2024 10 Fixed Expenses and Operating Leverage As we discussed last quarter, the full scope of the benefits from last year’s efforts to streamline our cost structure were realized in Q1. We continued our discipline in these areas in Q2, holding our fixed expenses flat quarter over quarter as our top-line continued to grow. While we expect to hold fixed expenses at roughly this level for the rest of the year, we do not expect this to have a negative impact on our growth. We have made investments in technology that have helped our agents become more productive, and that have significantly improved our conversion and cross sell rates. The cumulative benefits of these changes have enabled us to continue to grow while reducing sales and marketing dollars spent by 41% year over year. Relative to Q2 of last year, our GAAP sales and marketing, technology and development, and general and administrative expenses collectively declined by $16 million, a year over year decrease of 28%. When combined with the increases in our revenue over the same period, these costs fell by 74 percentage points of revenue, shrinking from 120% of revenue in Q2 of last year to 46% of revenue this quarter. We expect to continue to hold costs at these levels in the second half of the year while our revenue continues to grow, which is one of the factors that will help us converge to positive adjusted EBTIDA in Q4.

Letter to Shareholders | Q2 2024 11 Adjusted EBITDA Q2 adjusted EBITDA loss came in at $24.9 million, a $62.8 million improvement vs. Q2 of 2023. The main driver of the year over year improvement in adjusted EBITDA was a 94 percentage point decrease in our HHIP gross loss ratio, complemented by an improved reinsurance structure, better operating leverage, and continued growth in our businesses that are less susceptible to weather and underwriting volatility (IaaS and Services). Quarter over quarter, our adjusted EBITDA loss widened by $5 million, driven by a $12 million quarter over quarter seasonal increase in Gross PCS CAT losses in HHIP, offset by improvements in other areas of the business. Had our Gross PCS CAT losses been consistent with the actuarially expected values that formed the basis for our initial 2024 guidance, our adjusted EBITDA loss would have stayed flat quarter over quarter, despite the entire industry experiencing seasonally higher weather.

Letter to Shareholders | Q2 2024 12 2024 Updated Guidance With the second quarter behind us, we now have a clearer line of sight to Hippo’s path to positive adjusted EBTIDA, and the trends that we expect to drive that convergence are the same trends that explain why our Q2 adjusted EBTIDA loss widened by a far smaller magnitude than the seasonal increase in weather losses. To recap the key drivers of convergence to positive adjusted EBITDA, in the second half of the year we expect − TGP growth to re-accelerate as we complete the adjustments to our exposure in high-CAT geographies and as the growth in our new homes channel is no longer offset by reductions in other areas of our portfolio; this will start in Q3, but will be much more meaningful in Q4 − revenue to continue to grow faster than TGP as policies written in 2023 continue to renew onto our new reinsurance structure and we are able to benefit from the full monetization of the risk we are retaining − PCS CAT weather losses to decline significantly off their seasonal peak in Q2 − non-weather loss ratio to improve significantly as previous rate action earns in and is no longer offset by the mix-shift away from higher-volatility, higher-premium policies toward lower-volatility, lower-premium policies − fixed costs to remain roughly in line with Q2 dollar levels, even as our top line continues to grow, aided by significant improvements in our efficiency that have been enabled by our technology platform − minimum cash and investments, excluding restricted cash, to be more than $450 million when we turn adjusted EBITDA positive in Q4 The results of these trends, and assuming the expected PCS CAT load provided below, should enable our adjusted EBITDA loss to decline from Q2 levels to somewhere between a $9 million and $11 million loss in Q3, before turning positive in Q4, where we expect to generate between $5 and $6 million in positive adjusted EBITDA.

Letter to Shareholders | Q2 2024 13 Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measure (including on a forward- looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, other non-cash fair market value adjustments, and contingent consideration for one of our acquisitions and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. This non-GAAP measure is an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non- GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

Letter to Shareholders | Q2 2024 14 This letter to shareholders also includes key operating and financial metrics including Total Generated Premium (“TGP”), Gross Loss Ratio and Net Loss Ratio. We define TGP as the aggregate written premium placed across all our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet or the amount of business written in our capacity as an MGA, agency or as an insurance carrier/reinsurer. • We define Total Generated Premium in force as the aggregate annualized premium for all the policies in force as of the period end date. • We define Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. • We define Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium.

Letter to Shareholders | Q2 2024 15 Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business, including our ability and timing to achieve profitability. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Letter to Shareholders | Q2 2024 16 If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward- looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward- looking statements.

Letter to Shareholders | Q2 2024 17 APPENDIX

Letter to Shareholders | Q2 2024 18 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) Three Months Ended June 30 Six Months Ended June 30 2024 2023 2024 2023 Total Generated Premium $380.1 $317.6 $673.6 $562.6 Total Revenue 89.6 47.7 174.7 87.5 Net Loss attributable to Hippo (40.5) (107.8) (76.2) (177.7) Adjusted EBITDA (24.9) (87.7) (44.7) (139.9) Gross Loss Ratio 58% 107% 58% 93% Net Loss Ratio 94% 344% 91% 317%

Letter to Shareholders | Q2 2024 19 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited) Three Months Ended June 30 Six Months Ended June 30 2024 2023 2024 2023 Revenue: Net earned premium $64.4 $22.3 $124.9 $36.1 Commission income, net 16.1 16.2 32.0 33.6 Service and fee income 3.0 3.8 5.8 7.0 Net investment income 6.1 5.4 12.0 10.8 Total revenue 89.6 47.7 174.7 87.5 Expenses: Losses and loss adjustment expenses 60.4 76.7 113.0 114.4 Insurance related expenses 24.5 18.8 45.3 34.5 Technology and development 7.8 13.1 16.1 24.7 Sales and marketing 13.4 22.6 27.8 45.0 General and administrative 19.9 21.5 38.2 41.3 Impairment and restructuring charges — — 3.6 — Other (income) expense, net 0.1 — — 0.5 Total expenses 126.1 152.7 244.0 260.4 Loss before income taxes (36.5) (105.0) (69.3) (172.9) Income tax expense (benefit) 0.7 0.2 1.0 0.5 Net loss (37.2) (105.2) (70.3) (173.4) Net income attributable to noncontrolling interests, net of tax 3.3 2.6 5.9 4.3 Net loss attributable to Hippo $(40.5) $(107.8) $(76.2) $(177.7) Other comprehensive income (loss): Change in net unrealized gain or loss on investments, net of tax (0.2) (1.1) (0.7) 0.6 Comprehensive loss attributable to Hippo $(40.7) $(108.9) $(76.9) $(177.1) Per share data: Net loss attributable to Hippo - basic and diluted $(40.5) $(107.8) $(76.2) $(177.7) Weighted-average shares used in computing net loss per share attributable to Hippo - basic and diluted 24,633,960 23,387,767 24,583,168 23,293,652 Net loss per share attributable to Hippo - basic and diluted $(1.64) $(4.61) $(3.10) $(7.63)

Letter to Shareholders | Q2 2024 20 CONSOLIDATED BALANCE SHEETS (in millions, unaudited) June 30, 2024 December 31, 2023 Assets Investments: Fixed maturities available-for-sale $167.0 $161.7 Short-term investments 148.5 187.1 Total investments 315.5 348.8 Cash and cash equivalents 175.9 142.1 Restricted cash 44.3 53.0 Accounts receivable 167.4 145.2 Reinsurance recoverable on paid and unpaid losses and LAE 290.8 281.3 Prepaid reinsurance premiums 291.3 335.6 Ceding commissions receivable 81.7 73.8 Capitalized internal use software 49.9 48.4 Intangible assets 25.0 27.3 Other assets 68.5 69.2 Total assets $1,510.3 $1,524.7 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve 346.9 322.5 Unearned premiums 452.7 419.2 Reinsurance premiums payable 246.6 260.1 Provision for commission 31.3 24.7 Accrued expenses and other liabilities 106.2 113.5 Total liabilities 1,183.7 1,140.0 Stockholders’ equity: Common stock — — Additional paid-in capital 1,636.8 1,615.2 Accumulated other comprehensive loss (3.6) (2.9) Accumulated deficit (1,310.6) (1,234.4) Total Hippo stockholders’ equity 322.6 377.9 Noncontrolling interest 4.0 6.8 Total stockholders’ equity 326.6 384.7 Total liabilities and stockholders’ equity $1,510.3 $1,524.7

Letter to Shareholders | Q2 2024 21 CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited) Six Months Ended June 30, 2024 2023 Cash flows from operating activities: Net loss $(70.3) $(173.4) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 11.5 9.5 Stock–based compensation expense 20.3 32.8 Fair value adjustments 1.9 3.7 Impairment and restructuring charges 3.3 — Other non-cash items (4.6) (4.8) Changes in assets and liabilities: Accounts receivable, net (22.2) (41.0) Reinsurance recoverable on paid and unpaid losses and LAE (9.5) (46.7) Ceding commissions receivable (7.9) (24.3) Prepaid reinsurance premiums 44.3 (65.4) Other assets (6.1) (2.7) Provision for commission 6.6 7.7 Accrued expenses and other liabilities (4.5) 8.3 Loss and loss adjustment expense reserves 24.4 73.8 Unearned premiums 33.5 81.8 Reinsurance premiums payable (13.6) 95.7 Net cash provided by (used in) operating activities 7.1 (45.0) Cash flows from investing activities: Capitalized internal use software costs (7.0) (8.5) Purchases of property and equipment (0.2) (29.0) Purchases of fixed maturities (24.0) (22.1) Maturities of fixed maturities 18.2 4.3 Sales of fixed maturities 1.4 3.2 Purchases of short-term investments (114.8) (185.1) Maturities of short-term investments 156.6 260.1 Sales of short-term investments 0.2 26.8 Other — (0.9) Net cash provided by investing activities 30.4 48.8 Cash flows from financing activities: Taxes paid related to net share settlement of equity awards (3.8) (2.9) Proceeds from issuances of common stock 2.2 1.9 Share repurchases under program — (1.8) Payments of contingent consideration (0.5) (0.7) Distributions to noncontrolling interests and other (10.3) (6.4) Net cash used in financing activities (12.4) (9.9) Net increase (decrease) in cash, cash equivalents, and restricted cash 25.1 (6.1) Cash, cash equivalents, and restricted cash at the beginning of the period 195.1 244.5 Cash, cash equivalents, and restricted cash at the end of the period $220.2 $238.4 hippo

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
Net loss attributable to Hippo	$(40.5)	$(107.8)	$(76.2)	$(177.7)
Adjustments:				
Net investment income	(6.1)	(5.4)	(12.0)	(10.8)
Depreciation and amortization	5.9	5.2	11.5	9.5
Stock-based compensation	11.9	16.7	20.3	32.8
Fair value adjustments	0.4	2.7	1.9	3.7
Other one-off transactions	2.8	0.7	5.2	2.1
Income tax expense	0.7	0.2	1.0	0.5
Impairment and restructuring charges	—	—	3.6	—
Adjusted EBITDA	$(24.9)	$(87.7)	$(44.7)	$(139.9)

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, unaudited)

Total Generated Premium

	Three Months Ended June 30			Six Months Ended June 30		
	2024	2023	Change	2024	2023	Change
Gross Written Premium	$257.6	$244.8	$12.8	$452.4	$434.2	$18.2
Gross Placed Premium	122.5	72.8	49.7	221.2	128.4	92.8
Total Generated Premium	$380.1	$317.6	$62.5	$673.6	$562.6	$111.0

Letter to Shareholders | Q2 2024

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Letter to Shareholders | Q2 2024 23 Gross and Net Loss Ratios Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Gross Losses and LAE $123.2 $200.0 $244.4 $326.3 Gross Earned Premium 212.2 187.3 418.9 352.3 Gross Loss Ratio 58% 107% 58% 93% Net Losses and LAE $60.4 $76.7 $113.0 $114.4 Net Earned Premium 64.4 22.3 124.9 36.1 Net Loss Ratio 94% 344% 91% 317% Gross Loss Ratio Breakdown Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 PCS Losses 10% 57% 10% 42% Non-PCS Losses 48% 50% 48% 51% Gross Loss Ratio 58% 107% 58% 93% Insurance Related Expenses Breakdown Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Amortization of deferred direct acquisition costs, net $12.6 $6.9 $24.1 $12.9 Employee-related costs 3.5 3.4 5.7 6.4 Underwriting costs 1.5 2.2 2.9 4.0 Amortization of capitalized internal use software 4.1 3.1 8.0 6.0 Other 2.8 3.2 4.6 5.2 Total $24.5 $18.8 $45.3 $34.5

hippo

Consolidated Gross Loss Ratio (GLR)

	2023					2024	
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Reported Consolidated GLR with ULAE	**76%**	**107%**	**59%**	**45%**	**71%**	**59%**	**58%**
Prior Accident Year (PAY) Action							
All PCS events	(1%)	(7%)	0%	(7%)	(3%)	0%	(5%)
Non-PCS	0%	(6%)	0%	1%	(1%)	0%	0%
PAY Impact on GLR	(1%)	(13%)	0%	(6%)	(4%)	0%	(5%)
PCS Cat Events							
Other PCS	26%	64%	6%	3%	22%	10%	15%
PCS Impact on GLR	26%	64%	6%	3%	22%	10%	15%
GLR excluding PAY and PCS Events	**51%**	**56%**	**53%**	**48%**	**53%**	**49%**	**48%**

HHIP Gross Loss Ratio (GLR)

	2023					2024	
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Reported HHIP GLR with ULAE	**101%**	**178%**	**75%**	**53%**	**101%**	**80%**	**84%**
Prior Accident Year (PAY) Action							
All PCS events	0%	(2%)	0%	(6%)	(2%)	0%	(15%)
Non-PCS	0%	(5%)	0%	5%	0%	0%	0%
PAY Impact on GLR	0%	(7%)	0%	(1%)	(2%)	0%	(15%)
PCS Cat Events							
Other PCS	41%	122%	6%	(4%)	42%	21%	39%
PCS Impact on GLR	41%	122%	6%	(4%)	42%	21%	39%
HHIP GLR excluding PAY and PCS Events	**60%**	**63%**	**69%**	**58%**	**61%**	**59%**	**60%**

Letter to Shareholders | Q2 2024

24

Letter to Shareholders | Q2 2024 25 SEGMENTS (in millions, unaudited) Three Months Ended June 30, 2024 Services Insurance-as- a-Service Hippo Home Insurance Program Intersegment Eliminations(1) Total Revenue: Net earned premium $ — $ 15.6 $ 48.8 $ — $ 64.4 Commission income, net 12.1 5.9 1.2 (3.1) 16.1 Service and fee income — — 3.0 — 3.0 Net investment income — 2.9 3.2 — 6.1 Total revenue 12.1 24.4 56.2 (3.1) 89.6 Adjusted Operating Expenses: Loss and loss adjustment expense — 5.2 54.9 — 60.1 Insurance related expense — 8.8 12.7 (2.6) 18.9 Sales and marketing 8.1 — 1.6 (0.4) 9.3 Technology and development 2.5 0.1 3.2 — 5.8 General and administrative 2.7 1.7 6.6 — 11.0 Other expenses — — — — — Total adjusted operating expenses 13.3 15.8 79.0 (3.0) 105.1 Less: Net investment income — (2.9) (3.2) — (6.1) Less: Noncontrolling interest (3.3) — — — (3.3) Adjusted operating income (loss) (4.5) 5.7 (26.0) (0.1) (24.9) Net investment income 6.1 Depreciation and amortization (5.9) Stock-based compensation (11.9) Fair value adjustments (0.4) Other one-off transactions (2.8) Income tax expense (0.7) Net loss attributable to Hippo $ (40.5) Income tax expense 0.7 Noncontrolling interest 3.3 Loss before income taxes $ (36.5) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2024 26 Three Months Ended June 30, 2023 Services Insurance-as- a-Service Hippo Home Insurance Program Intersegment Eliminations(1) Total Revenue: Net earned premium $ — $ 9.9 $ 12.4 $ — $ 22.3 Commission income, net 11.3 4.8 2.7 (2.6) 16.2 Service and fee income 0.2 — 3.6 — 3.8 Net investment income — 1.5 3.9 — 5.4 Total revenue 11.5 16.2 22.6 (2.6) 47.7 Adjusted Operating Expenses: Loss and loss adjustment expense — 3.8 72.8 — 76.6 Insurance related expense — 4.7 10.2 (0.8) 14.1 Sales and marketing 11.1 — 5.2 (1.2) 15.1 Technology and development 4.1 0.2 4.8 — 9.1 General and administrative 3.1 1.3 7.9 — 12.3 Other expenses 0.2 — — — 0.2 Total adjusted operating expenses 18.5 10.0 100.9 (2.0) 127.4 Less: Net investment income — (1.5) (3.9) — (5.4) Less: Noncontrolling interest (2.6) — — — (2.6) Adjusted operating income (loss) (9.6) 4.7 (82.2) (0.6) (87.7) Net investment income 5.4 Depreciation and amortization (5.2) Stock-based compensation (16.7) Fair value adjustments (2.7) Other one-off transactions (0.7) Income tax expense (0.2) Net loss attributable to Hippo $ (107.8) Income tax expense 0.2 Noncontrolling interest 2.6 Loss before income taxes $ (105.0) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2024 27 Six Months Ended June 30, 2024 Services Insurance-as- a-Service Hippo Home Insurance Program Intersegment Eliminations(1) Total Revenue: Net earned premium $ — $ 28.0 $ 96.9 $ — $ 124.9 Commission income, net 23.4 11.4 2.1 (4.9) 32.0 Service and fee income 0.1 — 5.7 — 5.8 Net investment income — 5.4 6.6 — 12.0 Total revenue 23.5 44.8 111.3 (4.9) 174.7 Adjusted Operating Expenses: Loss and loss adjustment expense — 9.7 102.8 — 112.5 Insurance related expense — 15.7 24.9 (5.2) 35.4 Sales and marketing 16.5 — 3.2 (0.6) 19.1 Technology and development 5.4 0.1 6.9 — 12.4 General and administrative 5.5 3.5 13.1 — 22.1 Other expenses — — — — — Total adjusted operating expenses 27.4 29.0 150.9 (5.8) 201.5 Less: Net investment income — (5.4) (6.6) — (12.0) Less: Noncontrolling interest (5.9) — — — (5.9) Adjusted operating income (loss) (9.8) 10.4 (46.2) 0.9 (44.7) Net investment income 12.0 Depreciation and amortization (11.5) Stock-based compensation (20.3) Fair value adjustments (1.9) Other one-off transactions (5.2) Income tax expense (1.0) Impairment and restructuring charges (3.6) Net loss attributable to Hippo $ (76.2) Income tax expense 1.0 Noncontrolling interest 5.9 Loss before income taxes $ (69.3) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2024 28 Six Months Ended June 30, 2023 Services Insurance-as- a-Service Hippo Home Insurance Program Intersegment Eliminations(1) Total Revenue: Net earned premium $ — $ 17.5 $ 18.6 $ — $ 36.1 Commission income, net 20.9 8.7 9.0 (5.0) 33.6 Service and fee income 0.3 — 6.7 — 7.0 Net investment income — 3.0 7.8 — 10.8 Total revenue 21.2 29.2 42.1 (5.0) 87.5 Adjusted Operating Expenses: Loss and loss adjustment expense — 6.5 107.2 — 113.7 Insurance related expense — 8.9 18.5 (1.6) 25.8 Sales and marketing 23.3 — 10.1 (2.4) 31.0 Technology and development 7.8 0.3 9.3 — 17.4 General and administrative 6.0 2.6 15.4 — 24.0 Other expenses 0.4 — — — 0.4 Total adjusted operating expenses 37.5 18.3 160.5 (4.0) 212.3 Less: Net investment income — (3.0) (7.8) — (10.8) Less: Noncontrolling interest (4.3) — — — (4.3) Adjusted operating income (loss) (20.6) 7.9 (126.2) (1.0) (139.9) Net investment income 10.8 Depreciation and amortization (9.5) Stock-based compensation (32.8) Fair value adjustments (3.7) Other one-off transactions (2.1) Income tax expense (0.5) Net loss attributable to Hippo $ (177.7) Income tax expense 0.5 Noncontrolling interest 4.3 Loss before income taxes $ (172.9) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

hippo

Summary Segment Information
(in millions, unaudited)

	Three Months Ended June 30,		
Total Generated Premium:	**2024**	**2023**	**% Change**
Services	$163.3	$118.1	38%
Insurance-as-a-service	186.3	151.7	23%
Hippo Home Insurance Program	74.1	102.2	(27)%
Eliminations	(43.6)	(54.4)	
Total	380.1	317.6	20%
Revenue:	**2024**	**2023**	
Services	$12.1	$11.5	5%
Insurance-as-a-service	24.4	16.2	51%
Hippo Home Insurance Program	56.2	22.6	149%
Eliminations	(3.1)	(2.6)	
Total	89.6	47.7	88%
Adjusted Operating Expenses:	**2024**	**2023**	
Services	$13.3	$18.5	(28)%
Insurance-as-a-service	15.8	10.0	58%
Hippo Home Insurance Program	79.0	100.9	(22)%
Eliminations	(3.0)	(2.0)	
Total	105.1	127.4	(18)%
Services Noncontrolling Interest	$(3.3)	$(2.6)	27%
Adjusted Operating Income (Loss)	**2024**	**2023**	
Services	$(4.5)	$(9.6)	(53)%
Insurance-as-a-service	5.7	4.7	21%
Hippo Home Insurance Program	(26.0)	(82.2)	(68)%
Eliminations	(0.1)	(0.6)	
Total	(24.9)	(87.7)	(72)%

Letter to Shareholders | Q2 2024

29

Letter to Shareholders | Q2 2024 30